                                                                    EXHIBIT 10.2

                              SECOND AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


          THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Second Amendment" or this "Amendment") dated effective as of September 25, 2001 is entered into by and among HYDRIL COMPANY, a Delaware corporation ("Borrower"), the banks listed on the signature pages hereof (along with any other Person who becomes a lender, the "Lenders"), any Person who becomes a Guarantor subsequent hereto and BANK ONE, NA, successor-in-interest to Bank One, Texas, N.A., with its main office in Chicago, Illinois ("Bank One"), individually as a Lender and as agent for Lenders (in such capacity, the "Agent").

                             PRELIMINARY STATEMENT

          WHEREAS, Borrower and Bank One, as the Agent and as a Lender, entered into that certain Second Amended and Restated Loan Agreement dated August 25, 2000 (the "Original Loan Agreement") under the terms of which Lenders agreed to make revolving credit loans to Borrower not to exceed $25,000,000; and

          WHEREAS, Borrower and Bank One, as the Agent and as a Lender, entered into that certain First Amendment to Second Amended and Restated Loan Agreement dated September 29, 2000 (the "First Amendment") pursuant to which Borrower and Lenders agreed to amend certain terms and provisions of the Original Loan Agreement (the Original Loan Agreement, as amended by the First Amendment, is hereinafter referred to as the "Loan Agreement"); and

          WHEREAS, Borrower has now requested that the Agent and Lenders modify the Loan Agreement further and change certain terms thereof, and the Agent and Lenders have agreed to do so; and

          WHEREAS, Lenders, the Agent and Borrower wish to execute this Amendment to evidence such agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and the Agent hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Loan Agreement):

          Section 1. Amendment to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a) The definition of "Base Rate" is hereby deleted in its entirety and replaced by the following:

               "Base Rate means for any day a rate per annum equal to the lesser of (a) the applicable Margin Percentage from time to time in effect plus the greater of (1) the Prime Rate for that day and
               (2) the Federal Funds Rate for that day plus one-half ( 1/2) of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall be prima facie evidence of the correctness thereof) that it is unable to ascertain the Federal Funds Rate for any reason beyond its reasonable control, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate plus the applicable Margin Percentage from time to time in effect or (b) the Ceiling Rate.

(b) The definition of "Margin Percentage" in Section 1.1 of the Loan Agreement is hereby amended by deleting the table contained therein and the paragraph immediately thereafter in their entirety and replacing such table and the paragraph immediately thereafter with the following:

                                                 Revolving Loan    Commitment
"Leverage                            LIBOR          Base Rate     Fee Percentage
  Ratio                              Margin          Margin          (unused)
---------                            ------      --------------   --------------
greater than 1.0 x                    1.25%             0%             .25%
greater than 1.0 x less than 1.5 x    1.50%             0%             .375%
greater than 1.5 x less than 2.0 x    1.75%             0%             .375%
greater than 2.0 x less than 2.5 x    2.00%             0%             .50%

     and provided still further that, if, at any time, (i) total borrowings outstanding hereunder plus all Letter of Credit Liabilities is less than fifty percent (50%) of the Revolving Loan Commitment, the Commitment Fee Percentage shall equal .50%."

(c) A new definition for "UK Loan Agreement" is hereby added in proper alphabetical order to Section 1.1 of the Loan Agreement, as follows:

          "`UK Loan Agreement' means that certain Loan Agreement dated as of September 25, 2001 among Hydril U.K. Limited, as Borrower, Bank One, NA (London Branch), as Agent, Issuer and as a Lender, and the other Lenders now or hereafter parties thereto, as such may be amended, modified, restated or supplemented from time to time."

     Section 2. Amendment to Section 2.6. The first sentence of Section 2.6 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

          "The Revolving Loans made by each Lender shall be evidenced by a Note or Notes of Borrower in substantially the form of Exhibit 2.6 hereto payable to the order of such Lender in a principal amount equal to the Revolving Loan Commitment of such Lender, and otherwise duly completed.

          Section 3. Amendment to Section 5.1(c). Section 5.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

          "(c) Notes. Agent shall have received a Note of Borrower for Bank One, duly completed and executed, in the original principal amount of $25,000,000.00."

          Section 4. Amendment to Section 7.3(a). Section 7.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced by the following (provided that the parties hereto hereby agree and acknowledge that for periods on or prior to December 31, 2000, the Tangible Net Worth requirements set forth in the Original Loan Agreement shall control):

          "(a) Tangible Net Worth - Tangible Net Worth, at any time during the term hereof, of not less than the sum of:

               (1)  $104,233,000.00, plus

               (2) 50% of the net income (if positive) of Borrower and its Subsidiaries, on a consolidated basis, for each Computation Period, commencing with the Computation Period ending December 31, 2001, plus

               (3) 100% of the net proceeds (whether cash or non-cash) realized from the issuance after January 1, 2001 of any equity securities by Borrower or its Subsidiaries to any Person other than Borrower or another Subsidiary.

          For purposes of this Section 7.3(a), the term "Computation Period" shall mean each fiscal year of Borrower commencing with the fiscal year ending December 31, 2001."

          Section 5. Amendment to Section 7.3(c). Section 7.3(c) of the Loan Agreement is hereby deleted in its entirety and replaced by the following (provided that the parties hereto hereby agree and acknowledge that for periods prior to the date of this Amendment, the Interest Coverage Ratio requirements set forth in the Original Loan Agreement shall control):

          "(c) Interest Coverage Ratio - an Interest Coverage Ratio of not less than 3.75 - 1.0 at any time during the term hereof."

          Section 6. Amendment to Section 7.3(d). Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced by the following (provided that the parties hereto hereby agree and acknowledge that for periods prior to the date of this

Amendment, the Leverage Ratio requirements set forth in the Original Loan Agreement shall control):

          "(d) Leverage Ratio - A Leverage Ratio of not greater than 2.5 to 1.0 at any time during the term hereof."

          Section 7. Amendment to Section 7.11. Section 7.11 of the Loan Agreement is hereby amended to add the following phrase to the last sentence of such Section:

          "so long as similar guaranties benefitting the Noteholders, and any necessary amendment to the Note Agreement allowing such Guaranty, are made prior thereto or contemporaneously therewith."

          Section 8. Amendment to and Waiver of Compliance with Section 8.8(d).
Section 8.8(d) is hereby amended to change the reference to $5,000,000 to $8,000,000. Furthermore, the Agent, the Issuer and Lenders hereby waive any failure of Borrower to comply with Section 8.8(d) of the Loan Agreement prior to the date of this Amendment.

          Section 9. Amendment to Section 8.14. Section 8.14 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

          "8.14 Negative Pledges. Enter into any agreement or contract which limits or restricts in any way the granting of (i) Liens on any Property, tangible or intangible, real, personal or mixed, now or hereafter owned by Borrower or its Subsidiaries (except for any such restrictions existing in the Note Agreement; the UK Loan Agreement or, with respect to Hydril SA, the Master Credit Agreement dated as of June 11, 2001 between Hydril SA and UBS AG, as the same may be amended, modified, restated or supplemented from time to time); or
          (ii) Cover."

          Section 10. Amendment to Section 9.1. Section 9.1 of the Loan Agreement is hereby amended to add a new subsection (o), as follows:

          "(o) UK Loan Agreement - the occurrence of an Event of Default under the UK Loan Agreement."

          Section 11. Amendment to Section 11.17. Section 11.17 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

          "11.17 Conditional Release of Liens. The Agent, the Issuer and each of Lenders hereby release and discharge all Liens on any of the Collateral agree that, as of the date of this Amendment, said Liens are void and no longer of any force or effect; provided that this release and discharge shall in no way impair or affect Liens granted pursuant to the Pledge dated as of March 23, 1998 executed by Borrower in favor of the Agent for the benefit of Lenders, as said Pledge was ratified by that one certain Master Ratification Agreement executed by Borrower dated August 25, 2000 (the "Pledge"), or any liens or security interests arising out of the Pledge to the extent, and only to the extent, that such Liens relate to the pledge in favor of Agent for the benefit of Lenders of the stock or equity interest of any

          Foreign Entity (as such term is defined in the Pledge). Borrower hereby specifically recognizes and acknowledges that all liens and security interests granted under the Pledge with respect to any Foreign Entity remain valid and in full force and effect and hereby ratifies and confirms same in their entirety, it being agreed that same are for the purpose of creating in favor of Agent for the benefit of Lenders a pledge of the stock or equity interest of any Subsidiary of Borrower which is a Foreign Entity. Notwithstanding the above, Borrower hereby agrees and acknowledges that upon the occurrence of an Event of Default under the Loan Agreement, all Liens released pursuant to this Section 11.17 shall be automatically reinstated and Borrower shall execute any and all documents which Agent determines are necessary, in Agent's reasonable discretion, to effectuate the full reinstatement of such Liens and to place new Liens on any Collateral acquired subsequent to the above-described release of liens Such Liens shall be reinstated to secure, and any new Liens shall secure, the Obligations hereunder. In addition, all such Liens shall be on a pari passu basis with the Noteholders in accordance with the Intercreditor Agreement."

          Section 12. Representations True; No Default. Borrower represents and warrants that:

          (i) this Amendment has been duly authorized, executed and delivered on its behalf; the Loan Agreement, as amended hereby, together with the Notes and the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization or moratorium or other similar law relating to creditors' rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding, in equity or at law);

          (ii) the representations and warranties of Borrower contained in
     Article 6 of the Loan Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date or are untrue as a result of transactions permitted under the Loan Agreement as amended hereby;

          (iii) after giving effect to this Amendment, no Default or Event of Default under the Loan Agreement has occurred and is continuing; and

          (iv) Exhibit 6.9 to the Loan Agreement is true and correct as of the date hereof.

          Section 13. Expenses, Additional Information. Borrower shall pay to the Agent all reasonable expenses incurred in connection with the execution of this Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation. Borrower shall furnish to the Agent and Lenders all such other documents, consents and information relating to Borrower as the Agent or any Lender may reasonably require to accomplish the purposes hereof.

          Section 14. Effectiveness. This Amendment shall become effective when, and only when (i) Borrower, Lenders and the Agent shall have executed and delivered to the Agent a counterpart of this Amendment; (ii) Agent shall have received a Note from Borrower payable to Bank One, NA, in the original principal amount of $25,000,000 substantially in the form of Exhibit 2.6 hereto; and (iii) the Agent has received satisfactory evidence that the Noteholders have agreed and consented to the terms of this Amendment, including, without limitation, the conditional release of Liens described herein.

          Section 15.  Miscellaneous Provisions.

          (a) From and after the execution and delivery of this Amendment, the Loan Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Loan Agreement shall continue in full force and effect.

          (b) The Loan Agreement and this Amendment shall be read and construed as one and the same instrument.

          (c) Any reference in any Loan Document to the Loan Agreement shall be a reference to the Loan Agreement as amended by this Amendment.

          (d) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA.

          (e) This Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (f) The headings herein shall be accorded no significance in interpreting this Amendment.

          Section 16. Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, Lenders and the Agent and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

          Section 17. FINAL AGREEMENT OF THE PARTIES. THIS AMENDMENT, THE NOTES, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

             [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first written above.
                            BORROWER:

                                HYDRIL COMPANY


                                By:    /s/  Andrew Ricks
                                       --------------------------------
                                Name:  Andrew W. Ricks
                                Title: Treasurer


                                By:    /s/  Michael Kearney
                                       --------------------------------
                                Name:  Michael C. Kearney
                                Title: Vice President and CFO


                            AGENT/BANK:

                                BANK ONE, NA, Individually, as a
                                Lender and as the Agent


                                By:    /s/  J.V. Carr, Jr.
                                       --------------------------------
                                Name:  J.V. Carr, Jr
                                Title: First Vice President



                    [Signature Page to Second Amendment to
                  Second Amended and Restated Loan Agreement]

                                                                     EXHIBIT 2.6

                                      NOTE

$25,000,000.00                Houston, Texas                  September 25, 2001

          FOR VALUE RECEIVED, HYDRIL COMPANY ("Maker"), a Delaware corporation, promises to pay to the order of BANK ONE, NA, successor-in-interest to Bank One, Texas, N.A., with its main office in Chicago, Illinois ("Payee"), at the location specified for payment in the Loan Agreement (hereinafter defined), in immediately available funds and in lawful money of the United States of America, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Second Amended and Restated Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "Loan Agreement") dated as of August 25, 2000, among Maker, certain signatory banks named therein, and Bank One, NA, successor-in-interest to Bank One, Texas, N.A., with its main office in Chicago, Illinois, as Agent; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

          1. Loan Agreement; Advances. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

          2. Mandatory Payments of Principal and Interest.

          (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

          (b) On the Revolving Loan Termination Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

          (c) All payments hereon made pursuant to this Paragraph 2 shall be applied first to accrued interest, the balance to principal.

          (d) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day (unless the result of such extension of time would be to extend the date for such payment into another calendar month or beyond the Revolving Loan Termination Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and such extension of time shall in such case be included in the computation of interest on this note.

          (e) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

          3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph 3 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

          4. Default. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

          5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

          6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

          7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

          8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective permitted legal representatives, heirs, successors and assigns of Maker and Payee.

          9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

          10. Severabilitv. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

          11. Revolving Loan. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Loan Termination Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder.

                              MAKER

                              HYDRIL COMPANY,
                              a Delaware corporation



                              By:
                                     --------------------------------
                              Name:
                              Title:



                              By:
                                     --------------------------------
                              Name:
                              Title:



              [Signature Page to Hydril Company $25,000,000 Note]